SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


        Date of Report (Date of earliest event reported) November 2, 1999
                                                         ----------------

               PaineWebber Equity Partners One Limited Partnership
               ---------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Virginia                        0-14857                    04-2866287
--------------------------------------------------------------------------------
(State or other jurisdiction)      (Commission                (IRS Employer
     of incorporation               File Number)             Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (617) 439-8118


            (Former name or address, if changed since last report)

                                    FORM 8-K
                                 CURRENT REPORT

               PAINEWEBBER EQUITY PARTNERS ONE LIMITED PARTNERSHIP

ITEM 2 - Disposition of Assets

   1881 Worcester Road Office Building - Framingham, Massachusetts

   Disposition Date - November 2, 1999

      On November 2, 1999, Framingham - 1881 Associates, a joint venture in which Paine Webber Equity Partners One Limited Partnership ("the Partnership") has an interest, sold the property known as the 1881 Worcester Road Office Building, located in Framingham, Massachusetts, to an unrelated third party for $7,850,000. The Partnership received net proceeds of approximately $6,540,000 after deducting a tenant improvement credit to the buyer of $295,000, closing costs of approximately $310,000, net closing proration adjustments of approximately $133,000, and a payment to the Partnership's co-venture partner of approximately $572,000 as its share of the sale proceeds in accordance with the joint venture agreement. The Partnership plans to make a special distribution to the Limited Partners of $73 per original $1,000 investment, or $7,300,000, on November 15, 1999. Of the $73 total, $65.37 results from the sale of 1881 Worcester Road and $7.63 is from Partnership reserves which exceed expected future requirements.

      As previously reported, while the two-story 18881 Worcester Road property was leased to two financially strong tenants with no lease expirations until December 31, 2002, the tenant leasing the entire second floor of the property informed the Partnership that it would be consolidating its operations at another location and had requested a lease termination. This tenant's lease did not expire until February 28, 2003. Negotiations with this tenant concerning a lease termination agreement were completed during the fourth quarter of fiscal 1999. Because of the agreement on a lease termination, the property's leasing team was then able to negotiate and secure a new lease for all of the space being vacated by the former tenant. The new lease is at a higher rental rate than the rate payable under the former tenant's lease. Once this new lease was signed, the Partnership and its co-venture partner decided to sell 1881 Worcester Road. A firm was selected to market the property for sale, and a sales package was finalized during the first quarter of fiscal 2000. Comprehensive sale efforts were underway by early May 1999. As a result of such efforts, nine offers were received. Subsequent to the end of the first quarter, the Partnership evaluated the offers, selected a prospective buyer and negotiated a purchase and sale agreement which was signed on July 30, 1999. The buyer completed its due diligence on August 31, 1999 and made non-refundable deposits totalling $450,000 prior to the closing of the transaction, which occurred as described above on November 2, 1999.

      As discussed further in the Partnership's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, management has been focusing on potential disposition strategies for the remaining investments in the Partnership's portfolio. Subsequent to the sale of the 1881 Worcester Road property, the only remaining investment consists of a joint venture interest in the 625 North Michigan Office Building. The Partnership has recently selected a real estate brokerage firm to market the 625 North Michigan property for sale. Materials for the marketing packages have been finalized and initial sale efforts are currently underway. While the Partnership hopes to have the 625 North Michigan property under a contract for sale before December 31, 1999, it is unlikely that both a sale of the property and a subsequent liquidation of the Partnership can be completed by December 31, 1999. Management currently expects the liquidation of the Partnership to be completed by March 31, 2000.

                                    FORM 8-K
                                 CURRENT REPORT

               PAINEWEBBER EQUITY PARTNERS ONE LIMITED PARTNERSHIP



ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

(b)   Exhibits:

     (1) Purchase and Sale Agreement by and between Framingham - 1881 Associates and Berkeley Investments, Inc., dated July 30, 1999.

     (2) Reinstatement and First Amendment to Purchase and Sale Agreement by and among Framingham - 1881 Associates and Berkeley Investments, Inc., dated September 1, 1999.

     (3) Second Amendment to Purchase and Sale Agreement by and among Framingham
         - 1881 Associates and Berkeley Investments, Inc., dated September 30, 1999.

     (4) Bill of Sale by Framingham - 1881 Associates and Ber Tech 1881 LLC, dated November 1, 1999.

     (5) Quit Claim Deed by Framingham - 1881 Associates to Ber Tech 1881 LLC, dated November 1, 1999.

     (6) Assignment and Assumption of Leases and Security Deposits by and between Framingham - 1881 Associates and Ber Tech 1881 LLC, dated November 1, 1999.

     (7) Assignment and Assumption of Contracts and Intangibles by and between Framingham - 1881 Associates and Ber Tech 1881 LLC, dated November 1, 1999.

     (8) Closing Statement - Framingham - 1881 Associates to Ber Tech 1881 LLC, dated November 1, 1999.

                                    FORM 8-K

                                 CURRENT REPORT

               PAINEWEBBER EQUITY PARTNERS ONE LIMITED PARTNERSHIP




                                    SIGNATURE



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                PAINEWEBBER EQUITY PARTNERS
                                  ONE LIMITED PARTNERSHIP
                                  -----------------------
                                        (Registrant)


                              By:  First Equity Partners, Inc.
                                   ---------------------------


                              By:  /s/ Walter V. Arnold
                                   --------------------
                                   Walter V. Arnold
                                   Senior Vice President and
                                   Chief Financial Officer







Date:  November 8, 1999

                          PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                     FRAMINGHAM - 1881 ASSOCIATES (SELLER)
                                      AND
                      BERKELEY INVESTMENTS, INC. (BUYER)

                                TABLE OF CONTENTS
                                                                      Page

ARTICLE 1
      DEFINITIONS                                                       1

ARTICLE 2
      PURCHASE AND SALE                                                 1

ARTICLE 3
      PURCHASE PRICE, DEPOSIT AND ADJUSTMENTS                           2

ARTICLE 4
      PRECLOSING OPERATION                                              4

ARTICLE 5
      ACCESS, INSPECTION AND DILIGENCE                                  5

ARTICLE 6
      TITLE, SURVEY, CONDITIONS AND REPRESENTATIONS                     9

ARTICLE 7
      CLOSING                                                           12

ARTICLE 8
      CASUALTY AND CONDEMNATION                                         14

ARTICLE 9
      BROKERAGE COMMISSIONS                                             15

ARTICLE 10
      DEFAULT, TERMINATION AND REMEDIES                                 15

ARTICLE 11
      MISCELLANEOUS                                                     16

ARTICLE 12
      IRS FORM 1099-S DESIGNATION                                       21

SCHEDULE A
      Legal Description of Real Property                                A-1

SCHEDULE B
      Description of Personal Property and Intangible Property          B-1

SCHEDULE C
      List of Escrow Provisions                                         C-1

SCHEDULE D
      Rent Roll                                                         D-1

SCHEDULE E
      List of Contracts                                                 E-1

SCHEDULE F
      Form of Bill of Sale                                              F-1

SCHEDULE G
      Form of Quitclaim Deed                                            G-1

SCHEDULE H
      Form of Assignment and Assumption of Leases and
        Security Deposits                                               H-1

SCHEDULE I
      Form of Assignment and Assumption of Contracts and Intangibles    I-1

SCHEDULE J
      Non-Foreign Affidavit                                             J-7

SCHEDULE K-1
      Form of Tenant Estoppel Certificate for Mariner Health
        Group, Inc.                                                     K-1

SCHEDULE K-2
      Form of Tenant Estoppel Certificate for Furniture.com, Inc.       K-2

SCHEDULE L    L-1
      1099 Designation Agreement                                        L-1

                           PURCHASE AND SALE AGREEMENT


      This Purchase and Sale Agreement (this Agreement) is entered into as of the 30th day of July, 1999 by and between Seller and Buyer, upon the following terms and conditions:


                                   ARTICLE 1
                                  DEFINITIONS

      References in this Agreement to the following terms shall have the following meanings:

BUYER:                  Berkeley Investments, Inc., a Massachusetts corporation
------

SELLER:                 Framingham - 1881 Associates, a Massachusetts general
------                  partnership

PROPERTY:               The Real Property and Personal Property constituting the
---------               property known as and numbered 1881 Worcester Road,
                        Framingham,  Massachusetts

REAL PROPERTY:          The land and the buildings, structures, improvements and
-------------           fixtures (collectively, the Improvements) now located
                        thereon and the rights appurtenant thereto, all as more particularly described in Schedule A attached hereto

PERSONAL PROPERTY:      All personal and intangible property, owned by Seller,
-----------------       including, without limitation, the personal and
                        intangible property described in Schedule B attached hereto

PURCHASE PRICE:         $7,950,000
--------------

TITLE COMPANY:          Stewart Title Guaranty Company
-------------


                                   ARTICLE 2
                               PURCHASE AND SALE

      2.1 In consideration of the undertakings and mutual covenants of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller hereby agrees to sell and convey the Property to Buyer and Buyer hereby agrees to buy and pay the Purchase Price for the Property on the terms and conditions contained herein.

                                   ARTICLE 3
                    PURCHASE PRICE, DEPOSIT AND ADJUSTMENTS

      3.1 The Purchase Price shall be as specified in Article 1 above and shall be paid on the Closing Date (as defined in Section 7.1 hereof) by wire transfer of immediately available federal funds, subject to adjustment to reflect application of the Escrowed Amount (as hereinafter defined) and such other adjustments herein contained.

      3.2 Buyer shall, concurrently with the execution of this Agreement, deposit with the Title Company the sum of One Hundred Thousand Dollars ($100,000) (the Initial Deposit) to secure Buyer's obligations under this Agreement. On or before the expiration of the Diligence Date (as defined in Section 5.3 hereof), Buyer shall deposit with the Title Company an additional One Hundred Fifty Thousand Dollars ($150,000) (the Additional Deposit). The Initial Deposit, as the same may be increased by the Additional Deposit, shall collectively be referred to herein as the Escrowed Amount. The Escrowed Amount shall be held by the Title Company pursuant to the terms of this Agreement and pursuant to the terms of the Escrow Provisions contained in Schedule C attached hereto and made a part hereof.

      3.3 All real estate taxes, assessments, special taxes, special assessments and any other tax or assessment attributable to the Property through the Closing Date shall be prorated and adjusted as of the Closing Date unless such items are paid directly by tenants to the applicable taxing authority, in which case no adjustment or proration shall be made for the items paid directly by the tenants. If the tax statements for the fiscal year during which the Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year shall be used for the purposes of prorating taxes on the Closing Date. Any tax refunds or proceeds (including interest thereon) on account of a favorable determination resulting from a challenge, protest, appeal or similar proceeding relating to taxes and assessments relating to the Property
(i) for all tax periods occurring prior to the applicable tax period in which the Closing (as defined in Section 7.1 hereof) occurs shall be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Closing occurs shall be prorated as of the Closing Date after reimbursement to Seller and Buyer, as applicable, for all fees, costs and expenses (including reasonable Attorney's and consultants fees) incurred by Seller or Buyer, as applicable, in connection with such proceedings such that Seller shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period prior to the Closing Date and Buyer shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Closing Date.

      3.4 Prepaid amounts under any Contracts (as defined in Section 5.2 below) which are assigned to Buyer at Closing shall be prorated and adjusted as of the Closing Date.

      3.5 Seller shall cause all meters for electricity, gas, water, sewer or other utility usage at the Property to be read on the Closing Date, and Seller shall pay all charges for such utilities which have accrued on or prior to the Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by Seller is required, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of the Closing Date based on the most recent bills therefor. Seller shall provide notice to Buyer within five (5) days before the Closing Date setting forth (i) whether utility meters will be read as of the Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Closing Date. If the meters cannot be read as of the Closing Date and, therefore, the most recent bill is used to prorate and adjust as of the Closing Date, then to the extent that the amount of such prior bill proves to be more or less than the actual charges for the period in question, a further adjustment shall be made after the Closing Date as soon as the actual charges for such utilities are available.

      3.6 Collected rents for the then current period; security deposits which have not been previously applied by Seller; prepaid rentals; collected or prepaid common area maintenance charges; collected or prepaid promotional charges; collected or prepaid service charges; collected or prepaid tax charges, and all other collected or prepaid incidental expenses and charges paid by tenants shall be apportioned and full value shall be adjusted as of the Closing Date, and the net amount thereof, if in favor of Seller, shall be added to the Purchase Price, or if in favor of Buyer, shall be deducted from the Purchase Price. From and after Closing all security deposits credited to Buyer shall thereafter be deemed transferred to Buyer and Buyer shall assume and be solely responsible for the payments of security deposits (for which Buyer was credited at Closing) to tenants in accordance with the Leases (as hereinafter defined) and applicable law. Seller shall be entitled to retain and/or receive a credit for any utility deposits and any deposits for third parties under any of the Contracts (as hereinafter defined).

            3.6.1 All rentals and other tenant charges payable in arrears and uncollected and all other uncollected rents (including, but not limited to, percentage rents, common area maintenance charges and real estate tax charge annual adjustments thereto) for the current and prior rental periods, less the reasonable expenses of collection thereof, shall be apportioned (if and when collected by either party); provided, however, that Buyer shall proceed in a commercially reasonable manner consistent with Buyer's customary practice for tenants owing past due rent to it to collect such uncollected rents from existing tenants listed on the Rent Roll (as hereinafter defined). During the period after Closing, Buyer shall deliver to Seller any and all rents accrued but uncollected as of the Closing Date to the extent subsequently collected by Buyer, provided, however that Buyer shall apply rents received after Closing (net of collection fees or expenses) first, to payment of current rent then due, second, to rents attributable to any period after Closing which were past due on the date of receipt, and thereafter to delinquent rents as of
      Closing. Buyer shall not settle or release (i) tenants from any obligations for such uncollected rents or (ii) rights under any claims listed in Section 3.6.2 below, in each case, without Seller's prior written approval. Buyer shall provide Seller with written evidence of its collection efforts, such evidence shall include, but not be limited to providing copies of letters and invoices to tenants, copies of reports regarding follow-up efforts and cash receipts and aged delinquency reports. Buyer shall provide such written evidence of its collection efforts within fifteen (15) days of demand therefor provided that Seller may request such evidence no more than on a quarterly basis. Seller shall agree not to commence suit against tenants listed on the Rent Roll for obligations owed to it unless Buyer fails to fulfill its obligations under this Section 3.6.1.

            3.6.2 Seller shall retain all rights to all refunds, receivables, past due rent and claims, including, but not limited to, termination fees or damages from all former tenants or occupants of the Property which are not listed on the Rent Roll, causes of action and rights of reimbursement from third parties, bonds, accounts receivable and any other claims for payments Seller may have to the extent arising or relating to the period prior to the Closing.

            3.6.3 In the event, on the Closing Date, the precise figures necessary for any of the foregoing adjustments are not capable of determination, then, at Buyer's option, those adjustments shall be made either (i) on the basis of good faith estimates of Seller and Buyer using currently available information, and final adjustments shall be made promptly after precise figures are determined or available or (ii) when all information for all final adjustments are determined or available.

      3.7 At the Closing, Seller shall pay the amount due for (a) state and county transfer tax (or any tax substituted therefor) imposed in connection with the consummation of the transaction contemplated hereby (the Transfer Tax); (b) recording charges for documents to clear title, evidence Seller's authority or enable Seller to convey; and (c) Seller's Attorney's fees.

      3.8 At the Closing, Buyer shall pay for (a) any local tax or mortgage tax other than the Transfer Tax; (b) charges to record the deed, and evidence of Buyer's existence or authority; (c) survey charges; (d) Buyer's Attorney's fees and all costs related to Buyer's due diligence; (e) the cost of the standard owners title insurance policy referred to in Article 6, below; and (f) costs as to additional title insurance coverages or endorsements, including the cost of a new lenders title policy.

      3.9   The provisions of this Article 3 shall survive the Closing.


                                   ARTICLE 4
                             PRECLOSING OPERATION

      4.1 A rent roll prepared by Seller's property manager (the Rent Roll) containing a list of all current occupants of the Property is attached hereto as Schedule D. The leases listed on the Rent Roll (copies of which have been previously delivered to Buyer), together with leases entered into pursuant to this Article 4 are collectively referred to herein as the Leases.

      4.2 Seller shall not, after the date hereof; (i) enter into any new Leases or materially amend or terminate any existing Leases, (ii) enter into or modify any service contracts, operating agreements, or reciprocal easement agreements,
(iii) alter the zoning classification of the Property or (iv) materially alter any Improvements, without the written consent of Buyer in any such instance, which consent shall not be unreasonably withheld or delayed. If Buyer does not notify Seller in writing of its denial of consent within five (5) business days after written request therefor from Seller, Buyer shall be deemed to have consented to such requested action. In the event Buyer denies its consent, Buyer shall specify its reasons for denial in its written notice thereof. In the event Seller's requested action with respect to a Lease is consented to or deemed consented to by Buyer, Buyer shall pay for tenant improvements and leasing commissions as disclosed on Seller's request for consent.

      4.3 At all times prior to Closing, Seller shall continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted and (b) to insure the Property substantially as currently insured.

      4.4 Buyer shall, by written notice to Seller, on or before the Diligence Date, identify any Contracts (as defined in Section 5.2 below) which it elects to have assigned to it and therefore will assume. Buyer shall be deemed to have elected not to assume any Contracts which are not identified as to be assigned and assumed. Seller shall terminate any Contracts at Closing which are not identified by Buyer as specified in this section as to be assigned and assumed at Closing.


                                   ARTICLE 5
                       ACCESS, INSPECTION AND DILIGENCE

      5.1 Seller agrees that Buyer and its authorized agents or representatives shall be entitled to enter upon the Real Property and the Improvements during normal business hours after two (2) days advance oral notice to Seller (in each case subject to the rights of tenants under the Leases) to make such reasonable investigations, studies, and tests as Buyer deems necessary or advisable, and notwithstanding the foregoing, further agrees to use its commercially reasonable efforts to gain Buyer and its authorized agents or representatives entry upon the Real Property and the Improvements upon twenty-four (24) hours advance oral notice; provided, however, that Buyer shall not be permitted to conduct physical testing or conduct interviews with tenants without Seller's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Seller shall use its commercially reasonable efforts to make its personnel available for such inspections or interviews upon twenty-four (24) hours prior oral notice. Seller's prior written approval for physical inspections may be conditioned on receipt of a detailed description of the proposed physical inspection, a list of the contractors who will be performing the physical inspection, evidence of insurance satisfactory to Seller, and such other information as Seller reasonably requires in connection with such proposed inspection. Buyer may not interview tenants unless a duly authorized representative of Seller accompanies Buyer. Seller also agrees to make available to Buyer during normal business hours upon advance written notice to Seller all books, records, plans, building specifications, contracts, agreements or other instruments or documents contained in Seller's files relating to the construction, operation and maintenance of the Property and the files of the current manager of the Property that relate to the Property.

      5.2 Seller shall provide Buyer, promptly after Seller's execution of this Agreement, with copies of all (i) Leases, (ii) all maintenance, service, supply, equipment rental, management and leasing contracts affecting the Property listed on the attached Schedule E (collectively, the Contracts) which it has in its files and shall instruct its property manager to make such Leases and Contracts available to Buyer for inspection, and (iii) such other information and reports affecting the Property to the extent in Seller's possession or control including financial statements for the current operating year and for the immediately preceding two (2) year period, capital improvement schedules, occupancy histories, appraisals, environmental reports, structural reports, tax bills, insurance certificates and certificates of occupancy.

      Buyer acknowledges and agrees that any and all information, documents, surveys, studies and reports provided to Buyer are provided for informational purposes only and do not constitute representations and warranties of Seller of any kind.

      5.3 Buyer shall promptly commence and actively pursue its due diligence on the Property, including, but not limited to the following items:

            (a)   Review of title and survey matters;

            (b)   Review of Contracts and information materials;

            (c) Obtain and review engineering reports on structural condition of the mechanical systems;

            (d) Obtain and review environmental reports on oil, hazardous waste, and asbestos;

            (e) Review of applicable zoning and other land use controls, and other permits, licenses, permissions, approvals and consents;

            (f) Conduct tenant interviews, subject to Section 5.1 above; and

            (g) Review of all Leases affecting the Property.

      Buyer shall complete its due diligence including, but not limited to the foregoing, no later than thirty (30) days after the date of this Agreement (the Diligence Date). In the event that Buyer's due diligence shall reveal any matters which are not acceptable to Buyer in Buyer's sole and absolute discretion, Buyer may elect, by written notice to Seller, received by Seller on or before the Diligence Date, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrowed Amount shall be returned to Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). In the event Buyer does not terminate this Agreement on or before the Diligence Date, the Escrowed Amount shall become nonrefundable subject to the other terms and provisions of this Agreement.

      Buyer acknowledges that as of the Closing it will have had an opportunity to conduct diligence on the Property and is acquiring the Property in its current condition based on its diligence. Buyer further acknowledges that neither Seller nor its employees, agents or representatives have made any representation or warranty as to the condition of the Property or the presence or absence of any hazardous materials on, in, under or within the Property or a portion thereof which survive the Closing hereunder except as expressly provided in this Agreement. BUYER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE CONVEYED BY SELLER TO BUYER AS IS, WITH ALL FAULTS, AND SUBSTANTIALLY IN ITS CURRENT CONDITION. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY CONTAINED IN THIS AGREEMENT, NEITHER SELLER NOR ANY AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF SELLER (OR PURPORTED AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF SELLER) HAS MADE ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE, USES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR THE INFORMATIONAL MATERIALS PROVIDED TO BUYER IN CONNECTION WITH THIS TRANSACTION BUT NOT PREPARED BY SELLER, OR ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PORTION OF THE PROPERTY (OR ANY PART THEREOF) OR THE INFORMATIONAL MATERIALS SUPPLIED TO BUYER. FURTHER, SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS EXCEPT AS EXPRESSLY CONTAINED IN THIS AGREEMENT. IN PARTICULAR, BUYER ACKNOWLEDGES AND AGREES THAT THE INFORMATION MATERIALS PROVIDED UNDER THIS AGREEMENT (AND ANY OTHER INFORMATION BUYER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS FROM SELLER OR ITS AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES BUT NOT INCLUDING INFORMATION PREPARED BY SELLER) IS DELIVERED TO BUYER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS (EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT), AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD AS TO ANY OF THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT); AND THAT BUYER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY. The provisions of this paragraph shall survive the Closing.

      5.4 Return of Documents. If this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all documents, plans, surveys, contracts, Leases and the like delivered to Buyer or Buyer's agents, representatives or designees by Seller or Seller's agents, representatives or employees pursuant to this Agreement. In addition, if this Agreement is terminated for any reason whatsoever other than Seller's default, at Seller's request, Buyer shall either (a) deliver promptly to Seller copies of all materials prepared by third parties with respect to the Property obtained in connection with Buyer's diligence (the Third Party Materials), together with receipted invoices for all costs reasonably incurred by Buyer and directly related to the preparation of the Third Party Materials, in which event Seller shall reimburse Buyer one-half (1/2) of such costs, or (b) promptly destroy all copies of the Third Party Materials. If this Agreement is terminated due to Seller's default, Buyer shall promptly destroy all copies of the Third Party Materials. The return of the Escrowed Amount to Buyer under this Agreement shall be contingent upon Buyer's fulfillment of the obligations under this Section 5.4.

      5.5 Confidentiality. Each party hereto agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement, any material term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Seller may publicly disclose the existence of this Agreement provided that the identity of Buyer is not disclosed. Each party hereto may discuss with and disclose to its directors, officers and employees, accountants, attorneys, existing or prospective lenders, investment bankers, underwriters, rating agencies, partners, consultants and other advisors to the extent such parties reasonably need to know such information and are bound by a confidentiality obligation identical in all material respects to the one created by this Section.
Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the Securities and Exchange Commission or in order to comply with any securities law or interpretation thereof. This provision shall survive termination of this Agreement but shall terminate upon Closing. Buyer and Seller do not contemplate issuing a press release until after the Diligence Date. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and Seller, respectively both as to timing and content.

      5.6 Indemnity. If any inspection or test disturbs any of the Property, Buyer will restore the Property to substantially the same condition as existed prior to any such inspection or test. Buyer shall keep the Property free and clear of any liens and will indemnify, defend, and hold Seller harmless from all losses, costs and damages including reasonable Attorney's fees incurred by Seller as a result of such entry or investigation by or on behalf of Buyer other than loss, cost or damage which is discovered (and not caused) by such investigation as a result of pre-existing conditions. This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason.

      5.7 Buyer's Release of Seller. SELLER AND ITS PROPERTY MANAGER ARE HEREBY RELEASED FROM ALL RESPONSIBILITY AND LIABILITY REGARDING THE CONDITION (INCLUDING THE PRESENCE IN THE SOIL, AIR, STRUCTURES AND SURFACE AND SUBSURFACE WATERS, OF MATERIALS OR SUBSTANCES THAT HAVE BEEN OR MAY BE IN THE FUTURE DETERMINED TO BE TOXIC, HAZARDOUS, UNDESIRABLE OR SUBJECT TO REGULATION AND THAT MAY NEED TO BE SPECIALLY TREATED, HANDLED AND/OR REMOVED FROM THE PROPERTY UNDER CURRENT OR FUTURE FEDERAL, STATE AND LOCAL LAWS, REGULATIONS OR GUIDELINES), VALUATION, SALABILITY OR UTILITY OF THE PROPERTY, OR ITS SUITABILITY FOR ANY PURPOSE WHATSOEVER. BUYER ACKNOWLEDGES THAT ANY INFORMATION OF ANY TYPE WHICH BUYER HAS RECEIVED OR MAY RECEIVE FROM SELLER, ITS PROPERTY MANAGER OR THEIR RESPECTIVE AGENTS, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL REPORTS AND SURVEYS, IS FURNISHED ON THE EXPRESS CONDITION THAT BUYER SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF SUCH INFORMATION, ALL SUCH INFORMATION BEING FURNISHED WITHOUT ANY WARRANTY WHATSOEVER.

      5.8 Subordination Nondisturbance Agreements. Seller agrees to cooperate with Buyer to obtain on or before the Closing subordination nondisturbance agreements from each of the tenants under the Leases in form reasonably satisfactory to Buyer's lender (the SNDAs), provided that Seller shall incur no costs, expenses or liabilities in connection therewith and provided further that in no event shall Buyer's receipt of such SNDAs be a condition precedent to Closing or delay the Closing in any manner.


                                   ARTICLE 6
                 TITLE, SURVEY, CONDITIONS AND REPRESENTATIONS

      6.1 Promptly following the execution of this Agreement Seller shall provide Buyer with

            (a)   an ALTA as-built survey of the Real Property (the Survey); and

            (b) a commitment for a standard ALTA Owners Policy of Title Insurance (the Title Commitment).


      If (i) any matter disclosed on the Survey; or (ii) matters listed as exceptions in the Title Commitment are not each satisfactory to Buyer, it shall, on or prior to the Diligence Date, provide Seller with written notice of such objections and if Seller is unable or unwilling to cure such objections, prior to the Diligence Date, Buyer may terminate this Agreement as provided in Section
5.3 above or waive such objection and proceed to Closing. To enable Seller to convey, Seller may, at the Closing use the Purchase Price or any portion thereof to clear title. Those exceptions or title deficiencies that appear on the Title Commitment and are not objected to by Buyer shall be the Permitted Encumbrances.

      6.2 On the Closing Date, Seller shall convey by Quitclaim Deed to Buyer, title to all of the Real Property and the Improvements free and clear of all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

            (a) The lien, if any, for real estate taxes not yet due and payable;

            (b) All matters listed on the Title Commitment and as would be disclosed on a current Survey and not objected to pursuant to
                  Section 6.1 above;

            (c)   All Leases disclosed to Buyer;

            (d) All zoning, building and other laws applicable to the Property; and

            (e) All matters which arise after the effective date of the Title Commitment which are agreed upon or consented to by Buyer in writing.

      6.3 At the Closing, Seller shall assign the Leases and Contracts which are not to be terminated and intangible property, if any, to Buyer and Buyer shall assume Seller's obligations thereunder from and after the Closing Date and Seller shall convey the Personal Property to Buyer by bill of sale in substantially the form attached hereto as Schedule F.

      6.4   Representations and Warranties

            6.4.1 Seller hereby represents and warrants to Buyer as of the date of this Agreement as follows:

            (a) Organization and Power. Seller is a general partnership validly existing under the laws of the Commonwealth of Massachusetts with all necessary legal power to enter into and perform its obligations hereunder and under any document or instrument required hereunder to be executed and delivered on behalf of Seller;

            (b) Authorization and Execution. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Seller are necessary in order to permit it to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming valid execution and delivery by Buyer) is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms; and

            (c) Third Party Notices. Except as set forth in the report entitled Report on Phase I Environmental Site Assessment, 1881 Worcester Road, Framingham, Massachusetts (File No. 12081-041) dated June 1999 and prepared by Haley & Aldrich, Inc. for Framingham-1881 Associates (the Haley & Aldrich Report), Seller has not received any written notice from a government agency or other third party that the location, construction, occupancy, operation, use or any other aspect of the Property (including any improvements and equipment forming any part thereof) violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or similar body), or any restrictive covenant or deed restriction or zoning ordinance or classification affecting the Property, including, without limitation, all applicable building codes, flood disaster laws, and health and environmental laws and regulations (hereinafter sometime collectively called Applicable Laws). Except as set forth in the Haley & Aldrich Report, Seller has not received any written notice from a governmental agency that the Property and Seller are currently subject to any existing pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Applicable Laws pertaining to health or the environment.

            (d) Bankruptcy. No petition in bankruptcy, whether voluntary or involuntary, and no actions or proceedings to make an assignment for the benefit of creditors, or any other action involving debtors and creditors rights have been filed or are pending under the laws of the United States of America or any State thereof, or threatened against Seller, nor is Seller aware of any such actions or proceedings against any tenant of the Property.

            (e) Litigation. Except as set forth in the Haley & Aldrich Report, there is no suit or administrative proceeding pending or, threatened in writing against Seller or the Property before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign.

            (f) Condemnation. There are no pending or contemplated condemnation proceedings affecting the Property, or any part thereof, nor is Seller aware of any such contemplated proceedings.

            (g) Contracts. No written notice of default or breach by Seller in the terms of any Contract has been received by Seller and Seller has performed, and at Closing will have performed, all obligations which it has under said Contracts.

            (h) Leases. There are no leases or occupancy agreements affecting the Property other than the Leases.

            6.4.2 It is expressly understood and agreed that the representations and warranties contained in Section 6.4.1 are hereby qualified to Seller's actual knowledge without further inquiry. Each representation or warranty contained in Section 6.4.1 is subject to being updated by Seller in writing on or before the Diligence Date and shall be deemed to have been amended and updated by any information delivered to or made available to Buyer and any other information obtained by Buyer in connection with its diligence (including but not limited to tenant estoppel certificates). For purposes of Section 6.4.1, actual knowledge of Seller without further inquiry shall mean the actual awareness of Rock M. D'Errico, provided that such individual shall have no obligation to make further inquiry of any persons other than reasonable inquiry of its property manager. With the exception of the representations and warranties set forth in Subsections 6.4.1(g) and (h) above which shall survive the Closing for no more than thirty (30) days, no representations or warranties made hereunder shall survive Closing.

            6.4.3 Buyer hereby represents and warrants to Seller as of the date of this Agreement as follows:

            (a) Organization and Power. Buyer is a corporation organized, existing and in good standing under the laws of the State of Massachusetts and has the requisite power and authority to enter into and perform the terms of this Agreement; and

            (b) Authorization and Execution. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Buyer are necessary in order to permit it to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Buyer and (assuming valid execution and delivery by Seller) is a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms.

      6.5 The obligations of Buyer to consummate the transaction contemplated by this Agreement are subject to the representations and warranties made by Seller in this Agreement being true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date.

      6.6 The obligations of Seller to consummate the transaction contemplated by this Agreement are subject to the representations and warranties made by Buyer in this Agreement being true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date.


                                   ARTICLE 7
                                    CLOSING

      7.1 The consummation of the purchase and sale contemplated in this Agreement (the Closing) shall occur at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110-1726, on the date that is twenty-one
(21) days after the Diligence Date (the Closing Date). It is agreed that time is of the essence in this Agreement.

      7.2 On the Closing Date Seller shall deliver or cause to be delivered each of the following items to Buyer:

            (a) A duly executed and acknowledged Quitclaim Deed conveying the Real Property and the Improvements to Buyer in the form attached hereto as Schedule G;

            (b) Duly executed quitclaim bill of sale conveying the Personal Property to Buyer in the form attached hereto as Schedule F;

            (c)  Duly  executed   assignment   and  assumption  of  Leases  (the
      Assignment of Leases) in the form attached hereto as Schedule H;

            (d) Duly executed assignment and assumption of Contracts, and intangible property (the Assignment of Contracts) in the form attached hereto as Schedule I, together with originals of any Contracts being assumed by Buyer;

            (e) Transfer tax statements (or similar affidavits or forms), if required of the Seller by local law to effect transfer or recordation of the Quitclaim Deed;

            (f) Certificate or certificates of non-foreign status from Seller in the form attached hereto as Schedule J;

            (g) Customary affidavits and indemnities sufficient for the Title Company to delete any exceptions for mechanics or materialmen's liens from Buyer's title policy and such other affidavits relating to such title policy as the Title Company may reasonably request;

            (h) Counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted (the Closing Statement);

            (i) Original tenant estoppel certificates, in substantially the forms attached hereto as Schedule K-1 and Schedule K-2, not disclosing any defaults under the Leases or information materially inconsistent with that set forth on Schedule K-1 and Schedule K-2;

            (j) All business and accounting records pertaining to the operation of the Property in Seller's possession;

            (k) All original Leases and tenant correspondence in each case, if in Seller's possession;

            (l) Keys to all locks which manager or Seller has in its possession;

            (m) Notice letters from Seller to tenants of the sale of the Property and assignment of the Leases; and

            (n) All documents customarily and reasonably required by Title Company confirming Seller's authority to sell the Property.

            (o) Possession of the Property, (i) free of all tenants or occupants, subject only to the tenants under the Leases, which Leases shall be in full force and effect, (ii) not in violation of any applicable law or regulation of any governmental authority or of any encumbrance constituting a Permitted Exception, and (iii) in substantially the same condition and repair as they were in as of the Diligence Date.

      7.3 On the Closing Date Buyer shall deliver or cause to be delivered at its expense each of the following to Seller:

            (a) Purchase Price for the Property, as such Purchase Price may have been further adjusted pursuant to the provisions of this Agreement and credited for any portion of the Escrowed Amount paid to Seller, in the manner provided for in Article 3;

            (b)   Duly executed Assignment of Leases;

            (c)   Duly executed Assignment of Contracts;

            (d)   Counterpart original of the Closing Statement; and

            (e) Such other instruments as Seller may reasonably request to effectuate the transaction contemplated by this Agreement.


                                   ARTICLE 8
                           CASUALTY AND CONDEMNATION

      8.1 If the Improvements are materially damaged by fire or any other casualty and are not substantially restored to the condition immediately prior to such casualty before the Closing Date, Buyer shall have the following elections:

            (a) to purchase the Property in its then condition and pay the Purchase Price, in which event Seller shall pay over or assign to Buyer as the case may be, on the Closing Date, all amounts recovered or recoverable by Seller on account of any insurance as a result of such casualty plus the amount of any applicable deductible, less any amounts reasonably expended by Seller for partial restoration; or

            (b) if any portion of the Improvements shall have been substantially destroyed, to terminate this Agreement by giving notice of termination to Seller on or before that date which is thirty (30) days after the occurrence of the fire or other casualty or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount to Buyer, this Agreement shall terminate and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). For purposes of this subparagraph (b), substantially destroyed shall mean damage, for which the cost of restoration shall, in Seller's reasonable judgment, be greater than Two Hundred Fifty Thousand Dollars ($250,000).

      8.2 If any portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies Seller prior to the Closing Date of its intent to take or acquire any portion of or interest in the Property (each an Eminent Domain Taking), Seller shall give notice promptly to Buyer of such event and Buyer shall have the option to terminate this Agreement by providing notice to Seller to such effect on or before the date which is five (5) business days from Seller's notice to Buyer of such Eminent Domain Taking or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount to Buyer, this Agreement shall terminate, and neither Seller nor Buyer shall have any recourse against the other. If Buyer does not timely notify Seller of its election to terminate this Agreement, Buyer shall purchase the Property and pay the Purchase Price, and Seller shall pay over or assign to Buyer on delivery of the deed all awards recovered or recoverable by Seller on account of such Eminent Domain Taking, less any amounts reasonably expended by Seller in obtaining such award.


                                   ARTICLE 9
                             BROKERAGE COMMISSIONS

      Seller represents and warrants to Buyer that Seller has not used or employed any broker or brokers in connection with the negotiation, execution or consummation of the transaction contemplated by this Agreement other than Boston Real Estate Partners (Seller's Agent). Seller will indemnify, defend and hold Buyer harmless from and against any claims of Seller's Agent for any commission, finders fee, or other compensation in connection with the transactions contemplated by this Agreement. Seller agrees to pay Seller's Agent its commission in accordance with a separate agreement between Seller and Seller's Agent.

      Buyer represents and warrants to Seller that Buyer has not used or employed any broker or brokers in connection with the negotiation, execution or consummation of the transaction contemplated by this Agreement.

      Buyer and Seller each hereby agree to indemnify, defend and hold the other harmless from and against any claims, losses, damages, costs, or expenses (including, but not limited to, reasonable attorneys fees) of any kind or character which arise as a result of breach of the foregoing representation and warranty. This Section 9 shall survive the Closing or earlier termination of the Agreement.


                                  ARTICLE 10
                       DEFAULT, TERMINATION AND REMEDIES

      10.1 In the event that Seller shall have failed in any material respect adverse to Buyer on the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Seller on or before the Closing Date, Buyer shall have the following remedies, (i) the right to take any and all legal actions necessary to compel Seller's specific performance hereunder (it being acknowledged that damages at law would be an inadequate remedy), and to consummate the transaction contemplated by this Agreement in accordance with the provisions of this Agreement (such conveyance shall be deemed to satisfy and waive any other remedy) or (ii) the right to terminate this Agreement and receive the Escrowed Amount.

      10.2 In the event that Buyer shall have failed in any material respect adverse to Seller on the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Buyer on or before the Closing Date, or if Buyer defaults in its obligation to close hereunder, Seller shall be entitled to receive the Escrowed Amount as liquidated damages, in lieu of all other remedies available to Seller at law or in equity for such default, and Buyer shall direct the Title Company to release the Escrowed Amount to Seller. Seller and Buyer agree that the damages resulting to Seller as a result of such default by Buyer as of the date of this Agreement are difficult or impossible to ascertain and the liquidated damages set forth in the preceding sentence constitute Buyer's and Seller's reasonable estimate of such damages.


                                  ARTICLE 11
                                 MISCELLANEOUS

      11.1 Buyer may only assign or transfer its rights under this Agreement to an entity owned, or controlled by Buyer or which owns or controls Buyer or to an entity in which Buyer holds a membership or other ownership interest, provided Buyer notifies Seller at least ten (10) days prior to Closing of any such assignment or transfer and provided further that such assignment or transfer will not delay the Closing or adversely affect the timing of any closing delivery already in process. The covenants and agreements contained in this Agreement shall extend to and be obligatory upon the permitted successors and assigns of the respective parties to this Agreement.

      11.2 Except as otherwise specifically provided herein, any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given if (i) delivered by hand during regular business hours, (ii) sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by a reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, or (iv) sent by telecopier or facsimile transmission with confirmation copy by notice methods (i), (ii) or (iii) above addressed to Seller or Buyer, as the case may be, at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent. Any notice given by a party to Title Company shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Title Company.

(1)   If to Buyer:

            Berkeley Investments, Inc.
            121 High Street
            Boston, Massachusetts 02110
            Attention: Robert King
            Telecopy: (617) 439-0088
            Facsimile:(617) 439-4449

      with a copy to:

            Bingham Dana LLP
            150 Federal Street
            Boston, MA 02110
            Attention: Richard A. Toelke, Esq.
            Telecopy: (617) 951-8830
            Telefax: (617) 951-8736


(2) If to Seller:

            Framingham - 1881 Associates
            c/o PaineWebber Properties, Incorporated
            265 Franklin Street, 15th Floor
            Boston, Massachusetts 02110
            Attention: Rock M. D'Errico, Vice President
            Telecopy: (617) 478-4725

      with a copy to:

            Goodwin, Procter & Hoar  LLP
            Exchange Place
            Boston, Massachusetts 02109
            Attention: Andrew C. Sucoff, Esq.
            Telecopy: (617) 277-8591

(3) If to the Title Company:

            Stewart Title Guaranty Company
            99 Summer Street, Fourth Floor
            Boston, Massachusetts 02110
            Attention: Marie L. Franco
            Telecopy: (617) 737-8370

      11.3 Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

      11.4 The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

      11.5 Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      11.6 This Agreement may be amended only by a written instrument executed by Seller and Buyer (or Buyer's assignee or transferee).

      11.7 This Agreement embodies the entire agreement between Seller and Buyer with respect to the transaction contemplated in this Agreement, and there have been and are no covenants, agreements, representations, warranties or restrictions between Seller and Buyer with regard thereto other than those set forth or provided for in this Agreement.

      11.8 This Agreement shall be construed under and in accordance with the laws of the Commonwealth of Massachusetts.

      11.9 This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Buyer and Seller are not signatory to the same counterpart.

      11.10 The Title Company has executed this Agreement only for the purpose of agreeing to perform the duties assigned to it under this Agreement. Prior to the Diligence Date, Title Company is hereby authorized and directed to release the Escrowed Amount to Buyer promptly upon Buyer's written request, without joinder by Seller and not withstanding any objection interposed by Seller. This Agreement shall terminate upon any such request from Buyer pursuant to Section
5.3 above. From and after the Diligence Date the Title Company shall, upon receiving a copy of a notice given by a party in accordance with this Agreement claiming entitlement to all or a portion of the Escrowed Amount, give a notice to the other party that such claim of entitlement has been made. If the Escrowed Amount is in the form of a letter of credit and the expiry thereof has not been extended, Title Company shall cause the letter of credit to be drawn upon and hold the proceeds as the Escrowed Amount. The Title Company shall not cause or permit any portion of the Escrowed Amount to be disbursed until the expiration of five (5) days of giving such notice whereupon, if the party to whom such notice was given has not given the Title Company notice of its objection to a disbursement in accordance with the claim of entitlement, the Title Company shall cause a disbursement of the Escrowed Amount as requested. If such party timely objects, however, the Title Company shall retain the Escrowed Amount and not disburse any portion of the same unless directed by the mutual written direction of the parties. The Title Company shall at all times disburse the Escrowed Amount as required in a mutual written direction of the parties.

      11.11 In the event of any disagreement between the parties, the Title Company shall retain all deposits pending instructions mutually agreed to by Seller and Buyer. In the event there is no mutual agreement by Seller and Buyer for disbursements, the Title Company shall hold said deposits pending a court order to disburse. The Title Company may conclusively rely on the authenticity, validity and effectiveness of any writing delivered to it, and Title Company shall not be obligated to make any investigation or determination, except as provided in the case of disputes as to the truth and accuracy of any information contained therein. Buyer and Seller agree to defend, indemnify and hold Title Company harmless from any liabilities, suits, claims, or expenses arising from or out of or in connection with Title Company's acts or failure to act hereunder, unless caused or created as a result of Title Company's gross negligence, and Title Company shall be entitled to reimbursement by Buyer and/or Seller for all reasonable costs and expenses incurred in the performance of its duties hereunder including, without limitation, all out-of-pocket expenses and reasonable attorney's fees of counsel retained by Title Company. Any such costs and expenses not paid by the parties after billing and supporting documentation by Title Company may be paid by Title Company out of the Escrowed Amount. If there is a settlement by Buyer and Seller prior to a court order, Buyer and Seller will share equally in the expenses incurred by the Title Company. Otherwise, the non-prevailing party shall assume full responsibility for the Title Company's expenses. Title Company is not required to advance or expend or risk its own funds or otherwise incur personal liability in performance of its duties hereunder and it may require advancement of funds by the parties.

      11.12 Time is expressly declared to be of the essence of this Agreement.

      11.13 The obligations of Seller hereunder shall be binding only on the Property and neither Buyer nor anyone claiming by, through or under Buyer shall be entitled to obtain any judgment extending liability beyond the Property or creating personal liability on the part of the officers, directors, shareholders, or agents of Seller or any of their successors. The obligations of Buyer hereunder shall be binding only on the assets of Buyer and neither Seller nor anyone claiming by, through or under Seller shall be entitled to obtain any judgment creating personal liability on the part of the partners, officers, shareholders, or agents of Buyer or any of their successors or any affiliated entities.

      11.14 As used herein, the term business day shall mean any day other than on Saturday, Sunday, or federal holiday.

      11.15 Property Conveyed AS IS.

            (a) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER AND ITS PROPERTY MANAGER HAVE NOT MADE AND ARE NOT NOW MAKING, AND THEY SPECIFICALLY DISCLAIM, ANY OTHER WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (I) MATTERS OF TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE DEED (HEREINAFTER DEFINED) TO BE DELIVERED AT CLOSING), (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES, (IV) WHETHER, AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (V) DRAINAGE, (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOLID REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VII) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (IX) USAGES OF ADJOINING PROPERTY, (X) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, (XII) THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY, (XIII) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (XIV) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XV) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY, (XVI) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY, (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, (XVIII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THAT PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON SELLER'S OR ITS PROPERTY MANAGERS SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE), OR (XIX) TAX CONSEQUENCES.

            (b) BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ITS PROPERTY MANAGER OR ANY OF THEIR RESPECTIVE AGENTS, EXPECT AS EXPRESSLY SET FORTH HEREIN, AND ACKNOWLEDGES THAT NO OTHER SUCH REPRESENTATIONS HAVE BEEN MADE. BUYER
REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS IN PURCHASING THE PROPERTY. BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY AS IS, WHERE IS, WITH ALL FAULTS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SECTION 11.15(b) SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND SHALL BE INCORPORATED INTO THE DEED. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE AS IS NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.


                                  ARTICLE 12
                          IRS FORM 1099-S DESIGNATION

      12.1 In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Schedule L at or prior to the Closing to designate the Title Company (the Designee) as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the IRS) on IRS Form 1099-S; (2) to provide the
Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Agreement, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

                 [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                           SELLER:

                           FRAMINGHAM - 1881 ASSOCIATES,
                            Massachusetts general partnership

                            By: PAINEWEBBER EQUITY PARTNERS ONE LIMITED
                                PARTNERSHIP, a Virginia limited partnership, its General Partner

                                By: FIRST EQUITY PARTNERS, INC., its General
                                    Partner


                                    By: /s/ Rock M. D'Errico
                                        --------------------
                                    Name:  Rock M. D'Errico
                                    Title:  Vice President


                           BUYER: BERKELEY INVESTMENTS, INC.


                           By: /s/ John Fenton
                               ---------------
                           Nme: John Fenton
                           Title:  Senior Vice President



                           STEWART TITLE GUARANTY COMPANY:


                           By /s/ Marie L. Franco
                              -------------------
                           Name: Marie L. Franco
                           Title:

                                   SCHEDULE A

                       Legal Description of Real Property


      The land, together with the buildings and improvements thereon, in the Framingham Industrial Park, Framingham, Middlesex County, Massachusetts, bounded and described as follows:

NORTHWESTERLY       by land of The Penn Central  Company,  six hundred three and
                    09/100 (603.09) feet;

WESTERLY by land of The Penn Central Company, eight and 25/100 (8.25) feet;

NORTHWESTERLY       by land of said The Penn Central Company, fifty-two and
                    28/100 (52.28) feet;

NORTHEASTERLY       by land of Paramount Development Associates, Inc. two
                    hundred thirty and 36/100 (230.36) feet;

SOUTHEASTERLY       by land of said Paramount Development Associates, Inc., one hundred fifty-eight and 26/100 (158.26) feet;

SOUTHWESTERLY       by Worcester Road (Route 9), four hundred ninety and 80/100
                   (490.80) feet;

SOUTHWESTERLY       by said  Worcester  Road  (Route 9), two hundred one and
                    46/100 (201.46) feet.

Containing 142,101 square feet or 3.262 acres of land all as more fully shown as Lot #27 on plan entitled Plan of Land in Framingham, Mass. Owned by: Paramount Development Associates, Inc., dated Nov. 3, 1970. Survey by: MacCarthy Engineering Service, Inc. recorded in Book 11936, Page 108.

                                  SCHEDULE B

           Description of Personal Property and Intangible Property

      All of the Seller's right, title and interest, if any, in and to all personal property owned by Seller located at the Real Property, including all furniture, carpeting, appliances, equipment, machinery, inventories, supplies, signs and other tangible personal property of every kind and nature, if any, owned by Seller and installed, located at and used in connection with the ownership, occupation and operation of the Real Property, but specifically excluding (i) any items of personal property owned by tenants at or on the Real Property, and (ii) any items of personal property owned by third parties and leased to Seller.

       REINSTATEMENT AND FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT


      This Reinstatement and First Amendment to Purchase and Sale Agreement (the First Amendment) is entered into as of this 1st day of September 1999 by and among Framingham-1881 Associates, a Massachusetts general partnership (Seller) and Berkeley Investments, Inc., a Massachusetts corporation (Buyer), for the purpose of amending that certain Purchase and Sale Agreement dated as of July 30, 1999 (the Agreement) between Seller and Buyer with respect to the Property described therein known as and numbered 1881 Worcester Road, Framingham, Massachusetts. Capitalized terms used in this First Amendment, if not otherwise defined, shall have the same meaning as in the Agreement.

     WHEREAS, Buyer has terminated the Agreement by written notice to Seller dated August 31, 1999;

     WHEREAS, Buyer has completed its due diligence on the Property;

     WHEREAS, Seller and Buyer desire to reinstate and amend the Agreement as set forth below:

     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

     1. Reinstatement. Buyer and Seller hereby reinstate the Agreement subject to the modifications herein contained.

     2. Purchase Price. The definition of Purchase Price contained in Article 1 of the Agreement is hereby deleted and $7,850,000.00 is substituted therefor.

     3. Due Diligence. Buyer hereby acknowledges that it has completed its due diligence on the Property (including, but not limited to title and survey matters) and hereby waives any right to terminate the Agreement pursuant to Section 5.3 or 6.1 thereof.

     4. Closing Date. The Closing shall take place on or before October 1, 1999. Notwithstanding the foregoing to the contrary, if on or before October 1, 1999, Buyer deposits with the Title Company an additional One Hundred Thousand Dollars ($100,000) to be added to the Escrowed Amount and held in accordance with the terms of the Agreement, the Closing Date shall be extended to a date no later than October 15, 1999. Time is of the essence.

     5. Boston Edison Easement. Seller agrees to deliver to the Title Company at Closing a letter confirming that Rock M. D'Errico has neither received nor is aware of any written notice of violation from Boston Edison with respect to the 100 wide easement recorded with the Middlesex South Registry of Deeds in Book 1530, Page 280.

     6. Contracts. Seller acknowledges its receipt of written notice by Buyer requesting the termination of all existing Contracts listed on Schedule E of the Agreement.

     7. Acceptance and Additional Deposit. Sellers submission of this First Amendment constitutes an offer to Buyer. If Buyer fails to (i) return an executed First Amendment to Seller by 6:00 p.m. eastern time on September 1, 1999, and (ii) deliver immediately available funds in an amount equal to the Initial Deposit and the Additional Deposit to the Title Company, together with an executed reinstatement of the Escrow Agreement in the form attached hereto, by 12:00 p.m. eastern time on September 2, 1999, this offer shall be automatically revoked, the Agreement shall remain terminated and the parties shall have no further obligations except for those provisions in the Agreement which survive termination.

     8. Agreement. The Agreement, as reinstated and modified herein, remains in full force and effect and is hereby ratified and confirmed in all respects. Seller and Buyer each agrees that this First Amendment may be executed in counterparts, each of which will constitute an original. Seller and Buyer each agree to permit the use of telecopier signatures in order to expedite execution of this First Amendment.

                 [Remainder of Page Intentionally Left Blank]

      Executed as a sealed instrument as of the date set forth above.

                           SELLER:

                           FRAMINGHAM - 1881 ASSOCIATES,
                           a Massachusetts general partnership

                           By: PAINEWEBBER EQUITY PARTNERS ONE LIMITED
                               PARTNERSHIP, a Virginia limited partnership, its General Partner

                           By: FIRST EQUITY PARTNERS, INC., its General
                               Partner


                           By: /s/ Rock M. D'Errico
                               --------------------
                           Name: Rock M. D'Errico
                           Title: Vice President



                           BUYER:

                           BERKELEY INVESTMENTS, INC., a Massachusetts corporation


                           By: /s/ Young Park
                               --------------
                           Name:  Young Park
                           Title:  President and Treasurer

                  SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

      This Second Amendment to Purchase and Sale Agreement (the Second Amendment) is entered into as of this 30th day of September, 1999 by and between Framingham-1881 Associates, a Massachusetts general partnership (Seller) and Berkeley Investments, Inc., a Massachusetts corporation (Buyer), for the purpose of amending that certain Purchase and Sale Agreement dated as of July 30, 1999 (the Purchase Agreement), as amended by Reinstatement and First Amendment to Purchase and Sale Agreement dated as of September 1, 1999 (the Reinstatement; the Purchase Agreement, as amended by the Reinstatement shall hereinafter be referred to as the Agreement) between Seller and Buyer with respect to the Property described therein known as and numbered 1881 Worcester Road, Framingham, Massachusetts. Capitalized terms used in this Second Amendment, if not otherwise defined, shall have the same meanings as in the Agreement.

     WHEREAS, Buyer desires to extend the Closing Date to October 15, 1999 pursuant to Paragraph 4 of the Reinstatement;

     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

     1. Closing Date. Upon the Title Company's receipt of One Hundred Thousand Dollars ($100,000) to be added to the Escrowed Amount and held in accordance with the terms of the Agreement pursuant to Paragraph 4 of the Reinstatement (the Extension Consideration), the Closing shall take place on or before October 15, 1999.

     2. Closing Date Extension. Notwithstanding the foregoing to the contrary, if on or before October 15, 1999, Buyer (a) deposits with the Title Company an additional One Hundred Thousand Dollars ($100,000) to be added to the Escrowed Amount and held in accordance with the terms of the Agreement (the Additional Extension Consideration) and (b) delivers to Seller a copy of a signed financing commitment with respect to the Property issued by an institutional lender, together with a letter from Buyer certifying that Buyer is not then aware of any facts or circumstances which would delay the closing under such financing commitment beyond October 29, 1999, the Closing Date shall be extended to a date no later than November 1, 1999. Time is of the essence.

     3. Tenant Estoppel Certificates. Buyer hereby acknowledges its receipt and acceptance of the executed copies of the tenant estoppel certificates referred to in Section 7.2(i) of the Agreement, in full satisfaction of Sellers obligations under said Section 7.2(i), subject to (a) the tenant estoppel certificates being dated on or around September 30, 1999 and (b) a fully-executed copy of the Furniture.com lease being attached to the estoppel certificate therefor. The originally-executed tenant estoppel certificates shall be delivered to Buyer at Closing.

     4. Acceptance. Sellers submission of this Second Amendment constitutes an offer to Buyer. If Buyer fails (i) to return an executed Second Amendment by 5:00 p.m. eastern time on October 1, 1999, and (ii) to deliver immediately available funds to the Title Company in an amount equal to the Extension Consideration by 5:00 p.m. eastern time on October 1, 1999, this offer shall be automatically revoked and the Closing Date shall remain October 1, 1999, time being of the essence.

     5. Agreement. The Agreement, as modified herein, remains in full force and effect and is hereby ratified and confirmed in all respects. Seller and Buyer each agrees that this Second Amendment may be executed in counterparts, each of which will constitute an original. Seller and Buyer each agree to permit the use of telecopier signatures in order to expedite execution of this Second Amendment.

      Executed as a sealed instrument as of the date set forth above.

                           SELLER:

                           FRAMINGHAM - 1881 ASSOCIATES,
                           a Massachusetts general partnership

                           By: PAINEWEBBER EQUITY PARTNERS ONE LIMITED
                               PARTNERSHIP, a Virginia limited partnership, its General Partner

                           By: FIRST EQUITY PARTNERS, INC., its General
                               Partner


                           By: /s/ Rock M. D'Errico
                               --------------------
                           Name: Rock M. D'Errico
                           Title: Vice President



                           BUYER:

                           BERKELEY INVESTMENTS, INC., a Massachusetts corporation


                           By: /s/ Young Park
                               --------------
                           Name:  Young Park
                           Title:  President and Treasurer

                                 BILL OF SALE


      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Framingham - 1881 Associates, a Massachusetts general partnership (Seller), with a place of business at c/o PaineWebber Properties, Incorporated, 265 Franklin Street, Floor Fifteen, Boston, Massachusetts 02110 hereby grants, bargains, conveys, sets over, transfers, assigns and delivers unto Ber Tech 1881 LLC, a Delaware limited liability company, its successors and assigns (Purchaser), with a place of business in c/o Berkeley Investments, Inc., 121 High Street, Boston, Massachusetts 02110, all of Sellers right, title and interest in and to all personal property (the Personalty) of every kind and nature now or hereafter installed, located, attached or used in connection with the operation of the parcel of land, with the buildings and improvements thereof erected, situate, lying and being in the Town of Framingham, Middlesex County, Massachusetts, now known and numbered as 1881 Worcester Road, and more particularly bounded and described as set forth on the attached Schedule 1 (collectively, the Premises), to have and to hold the same unto Purchaser, its successors and assigns forever, subject to the Permitted Exceptions set forth in
Schedule 2 attached hereto and made a part hereof and the rights, if any, of tenants of the Premises in and to any of said Personalty.

      EXECUTED as a sealed instrument as of the 1st day of November, 1999.


                           SELLER:

                           FRAMINGHAM - 1881 ASSOCIATES,
                           a Massachusetts general partnership

                           By: PAINEWEBBER EQUITY PARTNERS ONE
                               LIMITED PARTNERSHIP, a Virginia
                               limited partnership, its General Partner

                               By:  FIRST EQUITY PARTNERS, INC.,
                                    its General Partner


                                     By:  /s/ Peter F. Sullivan
                                          ---------------------
                                          Peter F. Sullivan
                                          Vice President

                                   Schedule 1

                        Legal Description of the Premises

      The land, together with the buildings and improvements thereon, in the Framingham Industrial Park, Framingham, Middlesex County, Massachusetts, bounded and described as follows:

NORTHWESTERLY      by land of The Penn Central  Company, six hundred  three and
                   09/100 (603.09) feet;

WESTERLY by land of The Penn Central Company, eight and 25/100 (8.25) feet;

NORTHWESTERLY      by land of said The Penn Central Company, fifty-two and
                   28/100 (52.28) feet;

NORTHEASTERLY      by land of Paramount Development Associates, Inc. two hundred thirty and 36/100 (230.36) feet;

SOUTHEASTERLY      by land of said Paramount Development Associates, Inc., one hundred fifty-eight and 26/100 (158.26) feet;

SOUTHWESTERLY      by Worcester Road (Route 9), four hundred ninety and 80/100
                   (490.80) feet;

SOUTHWESTERLY      by said  Worcester  Road  (Route 9), two hundred one and
                   46/100 (201.46) feet.

Containing 142,101 square feet or 3.262 acres of land all as more fully shown as Lot #27 on plan entitled Plan of Land in Framingham, Mass. Owned by: Paramount Development Associates, Inc., dated Nov. 3, 1970. Survey by: MacCarthy Engineering Service, Inc. recorded in Book 11936, Page 108.

                                   Schedule 2

                              Permitted Exceptions

1. Terms and provisions of Easement Agreement dated November 22, 1983 by and between Boston Edison Company and Frass Associates and recorded with the Middlesex South Registry of Deeds in Book 15360, Page 280.

2. Easements set forth in grant to New England Telephone and Telegraph Company dated July 10, 1984 and recorded with said Deeds in Book 15687, Page 193.

3. Restrictions imposed in Deed from Paramount Development Associates, Inc. to the Bekins Company dated December 23, 1970 and recorded with said Deeds in Book 11936, Page 108.

4. One hundred (100) foot transmission line easement belonging to Boston Edison Company by virtue of a Taking dated February 3, 1956 and recorded with said Deeds in Book 8675, Page 70, as affected by confirmatory grant dated May 29, 1957 recorded with said Deeds in Book 8962, Page 219 and Agreement dated November 15, 1961 and recorded with said Deeds in Book 9965, Page 355.

                                 QUITCLAIM DEED


Property Address: 1881 Worcester Road, Framingham, MA

FRAMINGHAM-1881 ASSOCIATES (formerly known as Frass Associates), a Massachusetts general partnership having its usual place of business in c/o PaineWebber Properties, Incorporated, 265 Franklin Street, 15th Floor, Boston, Massachusetts 02110 for consideration paid, and in full consideration of Seven Million Eight Hundred Fifty Thousand and 00/100 ($7,850,000) grants to BER TECH 1881 LLC, a Delaware limited liability company, with a principal place of business in c/o Berkeley Investments, Inc., 121 High Street, Boston, Massachusetts 02110 with QUITCLAIM COVENANTS the land, together with all buildings and improvements thereon, known and numbered as 1881 Worcester Road in the Framingham Industrial Park, Framingham, Middlesex County, Massachusetts, bounded and described as follows:

NORTHWESTERLY        by land of The Penn Central Company, six hundred three and
                     09/100 (603.09) feet;

WESTERLY             by land of The Penn Central Company, eight and 25/100
                     (8.25) feet;

NORTHWESTERLY        by land of said The Penn Central Company, fifty-two and
                     28/100 (52.28) feet;

NORTHEASTERLY        by land of Paramount Development Associates, Inc., two
                     hundred thirty and 36/100 (230.36) feet;

SOUTHEASTERLY        by land of said Paramount Development Associates, Inc., one hundred fifty-eight and 26/100 (158.26) feet;

SOUTHWESTERLY        by Worcester Road (Route 9), four hundred ninety and 80/100
                     (490.80) feet;

SOUTHWESTERLY        by said  Worcester  Road  (Route 9), two hundred one and
                     46/100 (201.46) feet.

Containing approximately 142,101 square feet or 3.262 acres of land all as more fully shown as Lot #27 on plan entitled Plan of Land in Framingham, Mass. Owned by: Paramount Development Associates, Inc. Scale l = 40 Nov. 3, 1970. Survey by:
MacCarthy Engineering Service, Inc. Natick & Marlborough, Mass. recorded in Book 11936, Page 108.

      EXECUTED as a sealed instrument as of the 1st day of November, 1999.

                           SELLER:

                           FRAMINGHAM - 1881 ASSOCIATES (f/k/a Frass
                           Associates), a Massachusetts general partnership

                           By: PAINEWEBBER EQUITY PARTNERS ONE LIMITED
                               PARTNERSHIP, a Virginia limited partnership, its General Partner

                               By: FIRST EQUITY PARTNERS, INC.,
                                   its General Partner


                                   By:  /s/ Peter F. Sullivan
                                        ---------------------
                                        Peter F. Sullivan
                                        Vice President




                         COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                            __________________, 1999

      Then before me personally appeared the above-named Peter F. Sullivan, Vice President of First Equity Partners, Inc., the general partner of PaineWebber Equity Partners One Limited Partnership, a Virginia limited partnership, the general partner of Framingham - 1881 Associates, a Massachusetts general partnership, who acknowledged the foregoing document to be his free act and deed as Vice President of First Equity Partners, Inc. and the free act and deed of First Equity Partners, Inc., before me.


                                          --------------------------------
                                                            Notary Public

                                          My commission expires:

           ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS



      This Assignment and Assumption of Leases (the Assignment) is made on this 1st day of November, 1999 by and between Framingham - 1881 Associates, a Massachusetts general partnership (Assignor), with a place of business at c/o PaineWebber Properties, Incorporated, 265 Franklin Street, 15th Floor, Boston, Massachusetts 02110 and Ber Tech 1881 LLC, a Delaware limited liability company (Assignee), with an address at c/o Berkeley Investments, Inc., 121 High Street, Boston, Massachusetts 02110.

                               WITNESSETH THAT:

      WHEREAS, Assignor is the lessor under those certain leases (Leases) listed on Schedule 1 hereto, by and between Assignor, as landlord, and those tenants listed on Schedule 1 hereto, as lessees, covering certain land (Land) located in the Town of Framingham, Middlesex County, Massachusetts, which Land is more particularly described in Schedule 2, attached hereto and made a part hereof, and the improvements (Improvements) erected on the Land.

      WHEREAS, said Land and Improvements have been conveyed this day by Assignor to Assignee.

      WHEREAS, Assignee desires to acquire from Assignor and assume, and Assignor desires to transfer and assign to Assignee, the Leases.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor and Assignee, the parties hereto agree as follows:

      1. Assignor hereby unconditionally ASSIGNS, TRANSFERS, SETS OVER AND DELIVERS unto Assignee all of the landlords interest under the Leases and the leasehold estates created thereby, including any and all security deposits, and all of the rights, benefits and privileges of the landlord thereunder, but subject to all terms, conditions, reservations and limitations set forth in the Leases. Assignor shall indemnify, defend and hold Assignee harmless from and against any loss, cost or expense including, but not limited to, reasonable attorneys fees and court costs, resulting from any failure of Assignor to perform and fulfill any and all of the landlords obligations under the Leases arising or to be performed prior to the date of the Assignment.

      2. Assignee hereby accepts the foregoing assignment from Assignor of the Leases and hereby assumes and agrees to abide by all of the obligations of the landlord under the Leases arising and to be performed from and after the date of the Assignment. Assignee shall indemnify, defend and hold Assignor harmless from and against any loss, cost or expense including, but not limited to, reasonable attorneys fees and court costs, resulting from any failure of Assignee to perform and fulfill any and all of the landlords obligations under the Leases arising or to be performed on or after the date of the Assignment.

IN WITNESS WHEREOF, this Assignment is executed on the date first set forth above.

                           ASSIGNEE:

                           BER TECH 1881 LLC, a Delaware limited liability company


                           By: Berkeley Investments, Inc., its Managing Member

                               By: /s/ Young Park
                                   --------------
                               Name: Young Park
                               Title:  President and Treasurer


                           ASSIGNOR:

                           FRAMINGHAM - 1881 ASSOCIATES,
                           a Massachusetts general partnership

                           By: PAINEWEBBER EQUITY PARTNERS ONE
                               LIMITED PARTNERSHIP, a Virginia
                               limited partnership, its General Partner

                               By:  FIRST EQUITY PARTNERS, INC.,
                                    its General Partner


                                    By:  /s/ Peter F. Sullivan
                                         ---------------------
                                         Peter F. Sullivan
                                         Vice President

                                   Schedule 1

                                 List of Leases


Building Lease by and between Framingham-1881 Associates, as Landlord, and Mariner Health Group, Inc., as Tenant, dated August 26, 1997

Building Lease by and between Framingham-1881 Associates, as Landlord, and Furniture.com, Inc., as Tenant, dated March 16, 1999

                                   Schedule 2

                                Legal Description

      The land, together with the buildings and improvements thereon, in the Framingham Industrial Park, Framingham, Middlesex County, Massachusetts, bounded and described as follows:

NORTHWESTERLY      by land of The Penn Central Company, six hundred three and
                   09/100 (603.09) feet;

WESTERLY by land of The Penn Central Company, eight and 25/100 (8.25) feet;

NORTHWESTERLY      by land of said The Penn Central Company, fifty-two and
                   28/100 (52.28) feet;

NORTHEASTERLY      by land of Paramount Development Associates, Inc. two hundred thirty and 36/100 (230.36) feet;

SOUTHEASTERLY      by land of said Paramount Development Associates, Inc., one hundred fifty-eight and 26/100 (158.26) feet;

SOUTHWESTERLY      by Worcester Road (Route 9), four hundred ninety and 80/100
                   (490.80) feet;

SOUTHWESTERLY      by said  Worcester  Road  (Route 9), two hundred one and
                   46/100 (201.46) feet.

Containing 142,101 square feet or 3.262 acres of land all as more fully shown as Lot #27 on plan entitled Plan of Land in Framingham, Mass. Owned by: Paramount Development Associates, Inc., dated Nov. 3, 1970. Survey by: MacCarthy Engineering Service, Inc. recorded in Book 11936, Page 108.

            ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND INTANGIBLES


      This Assignment and Assumption of Contracts and Intangibles (the Assignment) is made as of November 1, 1999 by and between Framingham - 1881 Associates, a Massachusetts general partnership (Assignor), with a place of business at c/o PaineWebber Properties, Incorporated, 265 Franklin Street, 15th Floor, Boston, Massachusetts 02110 and Ber Tech 1881 LLC (Assignee), a Delaware limited liability company with an address at c/o Berkeley Investments, Inc., 121 High Street, Boston, Massachusetts 02110.

                               WITNESSETH THAT:

      WHEREAS, Assignor is the owner of the real estate described in Exhibit A attached hereto and made a part hereof, and the improvements located thereon (hereinafter referred to collectively as the Property);

      WHEREAS, Assignor possesses right, title and interest in, to and under certain contracts and other intangibles obtained or entered into by Assignor with respect to the operation of the Property, including, without limitation, service, operating and construction contracts, granted or used in connection with the ownership, operation, management, maintenance or otherwise with respect to the Property as listed in Exhibit B attached hereto (the Contracts);

      WHEREAS, said Property has been conveyed this day by Assignor to Assignee;

      WHEREAS, Assignee desires to acquire from Assignor and assume, and Assignor desires to transfer and assign to Assignee, the Contracts;

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor and Assignee, the parties hereto agree as follows:

      1. Assignment. Assignor hereby unconditionally ASSIGNS, TRANSFERS, SETS OVER AND DELIVERS unto Assignee all of Assignors right, title and interest in, to and under the Contracts, and all of the rights, interests, benefits and privileges of Assignor thereunder, but subject to all terms, conditions, obligations, liabilities, reservations and limitations set forth in the Contracts. Assignor shall indemnify, defend and hold Assignee harmless from and against any loss, cost or expense including, but not limited to, reasonable attorneys fees and court costs, resulting from any failure of Assignor to perform and fulfill any and all of Assignors obligations as owner of the Property under the Contracts arising or to be performed prior to the date of the Assignment.

      2. Acceptance. Assignee hereby accepts the foregoing assignment from Assignor of the Contracts and hereby assumes and agrees to abide by all of the obligations of Assignor under the Contracts arising and to be performed from and after the date of the Assignment. Assignee shall indemnify, defend and hold Assignor harmless from and against any loss, cost or expense including, but not limited to, reasonable attorneys fees and court costs, resulting from any failure of Assignee to perform and fulfill any and all of the owners obligations under the Contracts arising or to be performed on or after the date of this Agreement.

      3. Amendments. This Agreement shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular unless the same shall be in writing and signed by or on behalf of the party to be charged therewith.

      4. Governing Law; Waiver of Trial By Jury. This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts. Each of Assignor and Assignee agree to submit to jurisdiction in the Commonwealth of Massachusetts with respect to any dispute under or arising out of this Agreement and agree that any such dispute shall be brought either in the courts of the Commonwealth of Massachusetts or in the applicable federal district court located in Massachusetts. If any provisions of this Agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Agreement and to this end the provisions of this Agreement are intended to be and shall be severable. Assignor and Assignee hereby each waive trial by jury in any action, proceeding or counterclaim brought by either against the other, on or in respect of any matter whatsoever arising out of or in any way connected with this Agreement or the relationship of Assignor and Assignee.

      5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns.

      6. Waivers. No failure or delay of either party in the exercise of any right given to such party hereunder or the waiver by any party of any condition hereunder for its benefit shall constitute a waiver of any other or further right or condition nor shall any single or partial exercise of any right preclude other or further exercise thereof or any other right. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

      7. Exhibits. Each of the Exhibits referred to herein is attached hereto, made a part hereof and is incorporated in this Agreement by this reference as though fully set forth herein.

      8. Section Headings. The section headings in this Agreement are for convenience only and are not intended to be a part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

      9. Recording and Binding Effect. This Agreement shall not be recorded or registered by or for the benefit of Assignee and any recordation or registration by or for the benefit of Assignee hereof shall be void and shall constitute a default by Assignee hereunder.

      10. Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. All signatures need not appear on any single counterpart.

      IN WITNESS WHEREOF, this Assignment is executed on the date first set forth above.



                           ASSIGNEE:

                           BER TECH 1881 LLC

                             By: Berkeley Investments, Inc., its Managing Member

                                 By: /s/ Young Park
                                     --------------
                                 Name: Young Park
                                 Title:  President and Treasurer

                           ASSIGNOR:

                           FRAMINGHAM - 1881 ASSOCIATES,
                           a Massachusetts general partnership

                            By:  PAINEWEBBER EQUITY PARTNERS ONE LIMITED
                                 PARTNERSHIP, a Virginia limited partnership,
                                 its General Partner

                                  By: FIRST EQUITY PARTNERS, INC.,
                                      its General Partner


                                      By:  /s/ Peter F. Sullivan
                                           ---------------------
                                           Peter F. Sullivan
                                           Vice President

                    Framingham -- 1881 Associates (Seller) to
                            Ber Tech 1881 LLC (Buyer)

                  Property: 1881 Worcester Road, Framingham, MA

                              Settlement Statement

                             as of November 1, 1999


Purchase Price                                              $7,850,000.00

      Less: Deposit                     450,000.00
      ----
            Security Deposit            150,000.00            (600,000.00)
                                        ----------

      Plus: Title Insurance (1)           8,994.25
            Real Estate Taxes (2)        17,322.20              26,316.45
                                        ----------          -------------

            AMOUNT PAID BY BUYER                            $7,276,316.45



Purchase Price                                               7,850,000.00

      Less: Security Deposit            150,000.00
      ----  Deed Stamps                  35,796.00
            Broker Fees                 274,450.00
            Recording Fees (Deed)            25.00
            Tenant Allowance            295,083.00            (755,354.00)
                                        ----------

      Plus: Real Estate Taxes            17,322.20              17,322.20
      ----                                                  -------------


            NET SALES PROCEEDS TO SELLER                    $7,111,968.20 (3)
                                                            =============
-----------------

  1  See Exhibit A

  2 Real Estate Taxes of $26,125.28 for 2nd quarter FY 2000 were paid by Seller prior to Closing. Buyer owes Seller for the period beginning November 1, 1999 and ending December 31, 1999.

            $26,125.28 x 61 days = $17,322.20 ($283.97 per diem)
            92 days

  3  Includes $450,000 held by Title Company as Escrowed Amount

FUNDS DISBURSED:

1.    Wire total net sales proceeds to Seller:        $7,111,968.20

      a. Wire to Seller pursuant to Exhibit B

2.    Deed stamps:                                       $35,796.00

3.    Recording Fees/Title Insurance:                     $9,019.25

4.    Broker Fees  (check to Boston  Real
      Estate  Partners - to be picked up by Broker)     $274,450.00

5.    Send Tenant Allowance to Furniture.com:

      a.  Send a check to Furniture.com pursuant to
          Exhibit C                                     $295,083.00



      TOTAL FUNDS DISBURSED:                          $7,726,316.45



SELLER:                                          BUYER:

FRAMINGHAM - 1881 ASSOCIATES                     BER TECH 1881 LLC

By: PaineWebber Equity One Limited               By: Berkeley Investments, Inc.,
    Limited Partnership, its General             its Managing Member
    Partner

    By: First Equity Partners, Inc., its         By:  /s/ Young Park
        General Partner                               --------------
                                                 Name:  Young Park
                                                 Title:  President and Treasurer
        By: /s/ Peter F. Sullivan
            ---------------------
            Peter F. Sullivan
            Vice President